                                                                  EXHIBIT 10(aa)

                               KINDER MORGAN, INC.
                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN


                                   SECTION I.
                               PURPOSE OF THE PLAN

         This Plan is an amendment and restatement of the K N Energy, Inc. 1999 Stock Option Plan. The KINDER MORGAN, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN (the "Plan) is intended to provide a means whereby certain employees of KINDER MORGAN, INC., a Kansas corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of the common stock of the Company, par value $5.00 per share ("Stock"), as hereinafter set forth. Options granted under the Plan shall be options that do not constitute incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   SECTION II.
                                 ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares of Stock which may be issued under each Option. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares of Stock that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares of Stock which may be issued under each Option and in construing the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its subsidiaries and other entities in which the Company has an ownership interest, its shareholders, Optionees and their estates and beneficiaries.

                                  SECTION III.
                                OPTION AGREEMENTS

         (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee, including, but not limited to, the number of shares of Stock that may be purchased under the Option and the price per share of Stock purchasable under the Option ("Option Price"). The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares of Stock under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares of Stock with respect to which the right to purchase is surrendered over the Option Price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. Moreover, an Option Agreement may provide for the payment of the Option Price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such Option Price.

         (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing sales price of the Stock reported on the New York Stock Exchange Composite Tape on that date; or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (c) Each Option and all rights granted thereunder shall not be transferable other than (i) by will or the laws of descent and distribution,
(ii) between an Optionee and his or her former spouse, but only if such transfer is incident to a divorce under Section 1041(a) of the Code, or (iii) with the consent of the Committee.

                                   SECTION IV.
                             ELIGIBILITY OF OPTIONEE

         The Plan is intended to constitute a "broadly-based plan" for purposes of the shareholder approval policy of the New York Stock Exchange relating to stock option plans, and the Plan shall be administered accordingly.

         Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or an entity in which the Company has an ownership interest, directly or indirectly, at the time the Option is granted or who will be future employees within 90 days of any grant of Options, and, in any event, at least a majority of the full-time employees in the United States of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) (who are "exempt employees" under the Fair Labor Standards Act of 1938) shall be eligible to receive grants of Options. Options may be granted to the same individual on more than one occasion.

         At least a majority of the shares of Stock underlying Options awarded under the Plan, during the three-year period commencing on the date the Plan is adopted by the Company, shall be made to eligible employees who are neither officers nor directors of the Company.

                                   SECTION V.
                           SHARES SUBJECT TO THE PLAN

         The aggregate number of shares of Stock which may be issued under Options granted under the Plan shall not exceed 5,500,000. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares of Stock which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

         Notwithstanding any provision in the Plan to the contrary, no more than 1,000,000 shares of Stock may be subject to Options granted under the Plan to any one individual during the term of the Plan. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under
Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options that are canceled or repriced.

                                   SECTION VI.
                                  OPTION PRICE

         The Option Price of Stock issued under each Option shall be determined by the Committee, but such Option Price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.

                                  SECTION VII.
                                  TERM OF PLAN


         This Plan was originally effective on October 8, 1999 (the "Effective Date"). This Plan, as amended and restated, shall be effective on January 20, 2000, which is the date on which the Board adopted this amended and restated Plan, subject to the approval of the shareholders.

Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the Effective Date.

                                  SECTION VIII.
                       RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the Option Price per share shall be proportionately reduced, and
(ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the Option Price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

         (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "Recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) any "person," as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii) or (iv) of this Paragraph VIII(c)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger in which the Company is the surviving entity but no "person" (as defined above) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) (each such event described in clauses (i), (ii), (iii) and (iv) is referred to herein as a "Corporate Change"), no later than (A) ten days after the approval by the shareholders of the Company of such merger or consolidation, plan of complete liquidation, or sale or disposition of assets or (B) thirty days after a change of control of the type described in clause (i) or (ii), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual
Optionee: (I) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (II) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the Option Price(s) under such Options for such shares,
(III) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (IV) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. Notwithstanding anything herein to the contrary, if a Corporate Change occurs and, in connection with or as a result of such Corporate Change, neither William V. Morgan nor Richard D. Kinder holds or continues to hold the office of Chairman or Vice Chairman of the Company, all Options granted hereunder shall immediately become fully exercisable.

         (d) For the purposes of clause (II) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consolidation offered which is other than cash.

         (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the Option Price per share.

                                   SECTION IX.
                            AMENDMENT OR TERMINATION

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that (a) no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; (b) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; and (c) no such action of the Board shall be taken without approval of the Company's shareholders if such approval is required to comply with Rule 16b-3, any rule promulgated by the New York Stock Exchange, or Section 162(m) of the Code or any successor provisions.

                                   SECTION X.
                                 SECURITIES LAWS

         (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

                                   SECTION XI.
                                  MISCELLANEOUS

         (a) Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Option or any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded.

         (b) Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

         (c) Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

         (d) Any Option Agreement or related document may be executed by facsimile signature. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Option Agreement or related document shall have ceased to be such officer before the related Option is granted by the Company, such Option may nevertheless be issued by the Company with the same effect as if such person were such officer at the date of grant.

         (e) This Plan shall be construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board of Directors, Kinder Morgan, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this ____ day of _______________, 2000.


                                          KINDER MORGAN, INC.



                                          By:

                                          Name:


                                          Title: